EXHIBIT 99.1
Unrivaled Brands Reports Third Quarter 2023 Financial Results

Company Reports Retail Gross Profit Percentage of 52%

SANTA ANA, Calif., Nov. 14, 2023 (GLOBE NEWSWIRE) -- Unrivaled Brands, Inc. (OTCQB: UNRV) ("Unrivaled" or the "Company"), a cannabis company with operations throughout California, today reported financial results for its fiscal third quarter ended September 30, 2023.

Third Quarter 2023 Highlights

•Revenue for the quarter ended September 30, 2023 was $8.6 million with 94% of revenue from retail sales. Revenue for the quarter ended September 30, 2023 was driven by our four retail stores and sales of our in-house cultivated flower and Korova-branded products.

•Retail gross margin was 52% for the quarter ended September 30, 2023.

•Selling, general and administrative expenses for quarter ended September 30, 2023 decreased by 7% compared to the previous quarter ended June 30, 2023.

•Adjusted EBITDA from continuing operations for the quarter ended September 30, 2023 was $(1.2) million compared to the previous quarter of $(0.8) million.

•For the quarter ended September 30, 2023, the Company had a $1.3 million gain on investments and $1.5 million loss on disposal of assets. The Company also had $0.9 million of interest expense and $0.9 million of non-cash expense for income taxes, depreciation, and amortization.

•In September 2023, the Company entered into a settlement agreement to resolve the outstanding litigation with Mystic Holdings, Inc. (“Mystic”) which confirmed the Company's ownership of 8,323,764 shares of common stock and 8,332 shares of Series A preferred stock in Mystic. The Company recorded an unrealized gain on investment of $1.3 million for the quarter ended September 30, 2023.

•As of September 30, 2023, the Company had 151 employees, a reduction from 169 employees a year ago.

•Although industry trends have widely reported a further decline in the legal California cannabis marketplace overall, our Company’s retail stores were able to hold total sales transactions flat from the previous quarter and also realized an increase in total sales transactions by 7.9% from the first quarter of 2023.

•The Company outperformed the broader California market with a revenue decline of 2% for the quarter ended September 30, 2023, compared to a decrease in California cannabis retail revenue of 6% for the same period per market data tracked by Headset.

Patty Chan, Unrivaled’s Chief Financial Officer stated, “In Q3 2023, we maintained focus on our gross margin, achieving a retail gross margin of 52%. Despite the formidable challenges in the regulated cannabis market, we've proven resilient. We are operating in one of the most cutthroat markets in the United States, competing not just with the legal operators, but also the traditional market. As legislation begins to change, we anticipate the battle for market share to intensify further. Those who can adapt and excel today, will thrive in the future. We salute our fellow operators navigating this fiercely competitive landscape. We will remain committed to prioritizing customer retention and delivering an exceptional retail experience with high-quality, curated products. We will continue to navigate the evolving cannabis landscape, particularly in in California, as we look to a fully federally legal market and ripe opportunities.”

Non-GAAP Financial Information:

This press release includes certain non-GAAP financial measures as defined by the U.S. Securities and Exchange Commission (the “SEC”). Management believes that these non-GAAP financial measures assess the Company’s ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparing financial results across accounting periods and to those of peer companies. These non-GAAP financial measures exclude certain material non-cash items and certain other adjustments the Company believes are not reflective of its ongoing operations and performance. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand operational decision-making, for planning and forecasting purposes, and to evaluate the Company’s financial performance. Management believes that these non-GAAP financial measures enhance investors’ understanding of the Company’s financial and operating performance and enable investors to evaluate the Company’s operating results and future prospects in the same manner as management. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

About Unrivaled Brands

Unrivaled Brands is a company focused on the cannabis sector with operations in California. Unrivaled Brands operates four dispensaries and direct-to-consumer delivery, a cultivation facility, and several leading company-owned brands. Unrivaled Brands is home to Korova, known for its high potency products across multiple product categories, including the legendary 1000 mg THC Black Bar.

For more info, please visit: https://unrivaledbrands.com.

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. The Company uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on the Company’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for the Company to predict all such factors, nor can the Company assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in the Company’s reports with the SEC. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to the Company as of the date of this release. The Company undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact:
Jason Assad
LR Advisors LLC.
jassad@unrivaledbrands.com
678-570-6791

Unrivaled Brands, Inc.
Consolidated Balance Sheets (Unaudited)
(in thousands)

	September 30, 2023	December 31, 2022

Current Assets	$7,049	$4,575
Long-Term Assets	29,482	35,933
Total Assets	$36,531	$40,508

Current Liabilities	$59,037	$59,143
Long-Term Liabilities	14,273	17,902
Total Liabilities	73,310	77,045

Stockholders' Deficit	(36,779)	(36,537)

Total Liabilities and Stockholders' Deficit	$36,531	$40,508

Unrivaled Brands, Inc.
Consolidated Statements of Operations (Unaudited)
(in thousands, except for per share data)

	Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022
Revenue	$8,612	$8,797	$9,721
Cost of Goods Sold	4,618	4,197	9,763
Gross Profit	$3,994	$4,600	$(42)
Gross Profit %	46%	52%	—%

Operating Expenses	9,069	6,332	122,253
Loss from Operations	(5,075)	(1,732)	(122,295)
Less: Other (Income) Expense	(2,022)	(165)	1,086
Loss from Continuing Operations Before Taxes	(3,053)	(1,567)	(123,381)
Provision for Income Tax (Expense) Benefit for Continuing Operations	(309)	125	3,450
Net Loss from Continuing Operations	$(3,362)	$(1,442)	$(119,931)

Net Income from Discontinued Operations, Net of Tax	—	—	25
Net Loss Attributable to Unrivaled Brands, Inc.	$(3,362)	$(1,442)	$(119,906)

Basic and Diluted Earnings per Share:
Net Loss from Continuing Operations per Common Share	$—	$—	$(0.21)
Net Loss Attributable to Unrivaled Brands, Inc. per Common Share	$—	$—	$(0.21)

Unrivaled Brands, Inc.
Segment Results of Operations
(in thousands)

	Three Months Ended September 30, 2023			Three Months Ended September 30, 2022
	Retail	Cultivation/Distribution	Total	Retail	Cultivation/Distribution	Total
Total Revenues	$8,101	$511	$8,612	$9,252	$469	$9,721
Cost of Goods Sold	3,861	757	4,618	3,861	5,902	9,763
Gross Profit	$4,240	$(246)	$3,994	$5,391	$(5,433)	$(42)
Gross Profit %	52%	(48)%	46%	58%	(1,158)%	—%

Unrivaled Brands, Inc.
Non-GAAP Reconciliation (Unaudited)
(in thousands)

	Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022
Net Loss	$(3,362)	$(1,442)	$(119,906)
Less: Net Income from Discontinued Operations, Net	—	—	(25)
Add (Deduct) Impact of:
Interest Expense	944	187	381
Provision for Income Tax Expense (Benefit)	309	(125)	(3,450)
Depreciation Expense	204	221	879
Amortization of Intangible Assets	375	562	2,361
EBITDA Loss from Continuing Operations (Non-GAAP)	$(1,530)	$(597)	$(119,760)

Non-GAAP Adjustments:
Stock-based Compensation Expense	85	1,642	544
Impairment of Assets	—	—	107,972
Severance Expense for Series A Share Repurchases	—	—	42
Unrealized (Gain) Loss on Investments	(1,333)	—	493
Loss (Gain) on Disposal of Assets	1,540	(1,739)	1,529
Loss (Gain) for Settlement of Liabilities	41	(110)	—
Adjusted EBITDA Loss from Continuing Operations (Non-GAAP)	$(1,197)	$(804)	$(9,180)